Exhibit 99.3

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

CARVE-OUT

FINANCIAL STATEMENTS

FOR THE YEARS ENDED
DECEMBER 31, 2014 and 2013

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)
CARVE-OUT
FINANCIAL STATEMENTS

TABLE OF CONTENTS

INDEPENDENT AUDITOR’S REPORT

FINANCIAL STATEMENTS

Carve-Out Balance Sheets

Carve-Out Statements of Operations

Carve-Out Statements of Changes in Member’s Equity

Carve-Out Statements of Cash Flows

Notes to the Carve-Out Financial Statements

D'Arelli Pruzansky, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR'S REPORT

To the Member of
Eagle Ridge Landfill, LLC

Report on the Financial Statements

We have audited the accompanying carve-out financial statements of Eagle Ridge Landfill, LLC which comprise the carve-out balance sheets as of December 31, 2014 and 2013, and the related statements of operations, changes in member's equity and of cash flows for the years then ended, and the related notes to the carve-out financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Eagle Ridge, LLC as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in note 1 to the carve-out financial statements, the Company has significant transactions with its parent, WCA Waste Corporation. In addition, the Company has prepared these financial statements on a carve-out basis, from the consolidated financial statements of its parent. The historical results of operations, financial position, and cash flows of the Company may not be indicative of what the Company's results of operations, financial position and cash flows may be in the future. Our opinion is not modified with respect to this matter.

Coconut Creek, Florida
March 28, 2016

/s/ D'Arelli Pruzansky, P.A.
Certified Public Accountants

5489 Wiles Road, Unit 303 • Coconut Creek, Florida 33073 • Phone: 754.205.6417 • Fax: 754.205.6519

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)
CARVE-OUT BALANCE SHEETS
DECEMBER 31, 2014 AND 2013

Assets	2014	2013

Current assets:
Cash	$200	$200
Accounts receivable, net of allowance of $239 and $0, respectively	351,377	168,958
Prepaid expenses	6,283	49,667

Total current assets	357,860	218,825

Property, plant and equipment:
At cost, net of accumulated depreciation of $2,584,386 and $2,397,581, respectively	1,229,636	303,965

Total assets	$1,587,496	$522,790

Liabilities and Member's Equity

Current liabilities:
Accounts payable and accrued expenses	$4,256	$3,945

Asset recovery obligation	328	422

Total liabilities	4,584	4,367

Member's equity:
Member's equity	1,582,912	518,423

Total liabilities and member's equity	$1,587,496	$522,790

See accompanying notes to the financial statements.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)
CARVE-OUT STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Revenue	$2,023,142	$2,338,979

Cost of sales and services:
Cost of sales and services	926,311	1,019,677
Depreciation	363,119	569,974

Total cost of sales and services	1,289,430	1,589,651

Gross profit	733,712	749,328

Expenses:
Compensation and related expense	127,827	122,024
Depreciation and amortization	3,128	2,086
Selling, general and administrative	57,099	101,034

Total expenses	188,054	225,144

Other income:
Gain on disposal of assets	46,000	22,367

Total other income	46,000	22,367

Net income	$591,658	$546,551

See accompanying notes to the financial statements.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)
CARVE-OUT STATEMENTS OF CHANGES IN MEMBER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Member's equity - January 1, 2013	$947,021

Net income	546,551

Member's deemed distributions	(975,149)

Member's equity - December 31, 2013	518,423

Net income	591,658

Member's deemed contributions	472,831

Member's equity - December 31, 2014	$1,582,912

See accompanying notes to the financial statements.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)
CARVE-OUT STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Cash flows from operating activities:
Net income	$591,658	$546,551
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	366,247	572,060
Gain on disposal of assets	(46,000)	(22,367)
Change in asset recovery obligation	(94)	(256)
Changes in working capital items:
Accounts receivable	(182,419)	113,001
Prepaid expenses	43,384	(43,833)
Accounts payable and accrued expenses	311	(29,312)

Net cash provided from operating activities	773,087	1,135,844

Cash flows from investing activities:
Proceeds from disposal of property, plant and equipment	46,000	22,367
Net investment in site development	(869,277)	(105,140)
Acquisition of property, plant and equipment	(422,641)	(77,922)

Net cash used in investing activities	(1,245,918)	(160,695)

Cash flows from financing activities:
Member's deemed contributions	472,831	-
Member's deemed distributions	-	(975,149)

Net cash provided from (used in) financing activities	472,831	(975,149)

Net change in cash	-	-

Beginning cash - January 1	200	200

Ending cash - December 31	$200	$200

Supplemental Disclosures of Cash Flow Information:

Cash paid for income tax	$-	$-

Cash paid for interest	$-	$-

See accompanying notes to the financial statements.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Note 1	-	Nature of Business and Summary of Significant Accounting Policies

Nature of Business

WCA Waste Corporation (WCA) entered into an Asset Purchase Agreement (the Agreement) with Meridian Waste Solutions, Inc. (the Buyer), which provides for the sale of certain assets of WCA, pertaining to the Eagle Ridge Landfill, LLC (herein referred to as “ERL”, the “Company”). The sale closed on December 22, 2015.

The accompanying carve-out financial statements of  ERL were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of ERL’s assets, liabilities, equity, revenues, expenses, and cash flows.

Eagle Ridge Landfill, LLC (ERL), a subsidiary of WCA Waste Corporation (“WCA”), is a landfill involved in the processing and disposal of non-hazardous solid waste.  The landfill is operated in Bowling Green, MO.

Basis of Presentation

The Company follows accounting standards set by the Financial Accounting Standards Board (“FASB”) in ASC 115, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification (“ASC”), as the sole source of authoritative U.S. generally, accepted accounting principles. The financial statements have been prepared on a carve-out basis from the financial statements and accounting records of WCA using the historical results of operations and historical cost basis of the assets and liabilities that comprise the Company.

Carve-Out Financial Statements

                  The historical results of operations, financial position, member equity and cash flows of the Company may not be indicative of what they actually would have been had the Company been a separate stand-alone entity, nor are they indicative of what the Company’s results of operations, financial position, member equity and cash flows may be in the future. The carve-out financial statements have been prepared to demonstrate the historical results of operations, financial position, member equity and cash flows of the Company for the indicated years under WCA’s management. Accordingly, the carve-out financial statements do not reflect the presentation and classification of the Company’s operations in the same manner as WCA.

                  The Company receives services and support from various functions performed by WCA. All costs are generally allocated using specific identification and include corporate administrative expenses, finance, legal, tax, treasury and other corporate services. These allocated costs are recorded in selling, general and administrative expenses to related party in the accompanying carve-out financial statements. All related party transactions which resulted in intercompany balances at year end are noted in the carve-out Changes in Member’s Equity Statements and Balance Statements as deemed contributions or deemed distributions from WCA.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Note 1	-	Nature of Business and Summary of Significant Accounting Policies (Continued)

Concentration of credit risk

The Company generates accounts receivable in the normal course of business and grants credit to customers and does not require collateral to secure accounts receivable.

Cash

The Company maintains cash accounts, which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, cash balances may be in excess of the FDIC insurance limits.

Accounts receivable

Accounts receivable are recorded at management’s estimate of net realizable value. Management evaluates the adequacy of the allowance for doubtful accounts based on historical customer trends, type of customer, such as municipal or commercial, the age of the outstanding receivables and existing economic conditions. Accounts are written off when all collection efforts have been exhausted.

The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of receivables related to residential customers and commercial project invoices.  The estimated losses are based on managements’ evaluation of outstanding accounts receivable at the end of the accounting period.

At December 31, 2014 and 2013, ERL had balances of approximately $351,000 and $169,000 of net receivables, respectively.

Property, plant and equipment

Property and equipment is stated at cost. Repairs and maintenance costs are expensed as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon disposition, cost and accumulated depreciation are eliminated from the related accounts and any gain or loss is reflected in the statement of operations. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets of three to thirty-nine years.

Fair value of financial instruments

In accordance with ASC 820, financial instruments, including accounts receivable, prepaid expenses, accounts payable and accrued expenses are carried at cost, which approximates fair value, due to the short-term nature of these instruments.

There were no triggering events that required fair value measurements of the Company’s nonfinancial assets and liabilities at December 31, 2014 and 2013.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Note 1	-	Nature of Business and Summary of Significant Accounting Policies (Continued)

Long-lived assets

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the carrying value of the asset will not be recovered, as determined based on projected undiscounted cash flows related to the asset over its remaining life, the carrying value of the asset is reduced to its estimated fair value. There were no impairment charges for the years ended December 31, 2014 or 2013.

Revenue recognition

The Company recognizes revenue upon the receipt and acceptance of non-hazardous industrial and municipal waste at its landfill.

Cost of sales/services

The Company includes all direct costs associated with the processing and disposal of non-hazardous solid waste.  This includes but is not limited to employment costs, maintenance, supplies, and property taxes.

Advertising costs

Advertising costs are expensed as incurred and totaled approximately $1,000 for the years ended December 31, 2014 and 2013, respectively.

Income taxes

As a limited liability company, the Company is not subject to U.S. federal, state, or local income taxes. Rather, income taxes related to the Company’s operations are the responsibility of its member. As a single member limited liability company, the Company does not file separate income tax returns, rather all income and expense is reported on the member’s personal income tax return.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets, liabilities, revenues, expenses, and the disclosure of contingent assets and liabilities. Accordingly, actual results could differ from those estimates.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Note 2	-	Property, Plant and Equipment

The principal categories of property, plant and equipment may be summarized as follows:

	2014	2013
Vehicles and equipment	$661,504	$420,205
Building and improvements	3,290	3,290
Land and landfill development costs	3,137,430	2,268,189
Furniture and fixtures	11,798	9,862

Total cost	3,814,022	2,701,546

Less accumulated depreciation	(2,584,386)	(2,397,581)

Undepreciated cost	$1,229,636	$303,965

Depreciation expense was approximately $366,000 and $572,000 for the years ended December 31, 2014 and 2013, respectively.

Note 3	-	Landfill Accounting

Capitalized landfill costs

Cost basis of landfill assets — We capitalize various costs that we incur to make a landfill ready to accept waste. These costs generally include expenditures for land (including the landfill footprint and required landfill buffer property); permitting; excavation; liner material and installation; landfill leachate collection systems; landfill gas collection systems; environmental monitoring equipment for groundwater and landfill gas; and directly related engineering, capitalized interest, on-site road construction and other capital infrastructure costs. The cost basis of our landfill assets also includes asset retirement costs, which represent estimates of future costs associated with landfill final capping, closure and post-closure activities. These costs are discussed below.

Final capping, closure and post-closure costs — Following is a description of our asset retirement activities and our related accounting:

●
Final capping — Involves the installation of flexible membrane liners and geosynthetic clay liners, drainage and compacted soil layers and topsoil over areas of a landfill where total airspace capacity has been consumed. Final capping asset retirement obligations are recorded on a units-of-consumption basis as airspace is consumed related to the specific final capping event with a corresponding increase in the landfill asset. Each final capping event is accounted for as a discrete obligation and recorded as an asset and a liability based on estimates of the discounted cash flows and capacity associated with each final capping event.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Note 3	-	Landfill Accounting (Continued)

●
Closure — Includes the construction of the final portion of methane gas collection systems (when required), demobilization and routine maintenance costs. These are costs incurred after the site ceases to accept waste, but before the landfill is certified as closed by the applicable state regulatory agency. These costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing closure activities.

●
Post-closure — Involves the maintenance and monitoring of a landfill site that has been certified closed by the applicable regulatory agency. Generally, we are required to maintain and monitor landfill sites for a 30-year period. These maintenance and monitoring costs are recorded as an asset retirement obligation as airspace is consumed over the life of the landfill with a corresponding increase in the landfill asset. Post-closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing post-closure activities.

We develop our estimates of these obligations using input from our operations personnel, engineers and accountants. Our estimates are based on our interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Absent quoted market prices, the estimate of fair value is based on the best available information, including the results of present value techniques. In many cases, we contract with third parties to fulfill our obligations for final capping, closure and post closure. We use historical experience, professional engineering judgment and quoted and actual prices paid for similar work to determine the fair value of these obligations. We are required to recognize these obligations at market prices whether we plan to contract with third parties or perform the work ourselves. In those instances where we perform the work with internal resources, the incremental profit margin realized is recognized as a component of operating income when the work is performed.

Once we have determined the final capping, closure and post-closure costs, we inflate those costs to the expected time of payment and discount those expected future costs back to present value. During the years ended December 31, 2014 and 2013, we inflated these costs in current dollars until the expected time of payment using an inflation rate of 2.5%. We discounted these costs to present value using the credit-adjusted, risk-free rate effective at the time an obligation is incurred, consistent with the expected cash flow approach. Any changes in expectations that result in an upward revision to the estimated cash flows are treated as a new liability and discounted at the current rate while downward revisions are discounted at the historical weighted average rate of the recorded obligation. As a result, the credit-adjusted, risk-free discount rate used to calculate the present value of an obligation is specific to each individual asset retirement obligation. The weighted average rate applicable to our long-term asset retirement obligations at December 31, 2014 and 2013 is approximately 8.50%.

We record the estimated fair value of final capping, closure and post-closure liabilities for our landfills based on the capacity consumed through the current period. The fair value of final capping obligations is developed based on our estimates of the airspace consumed to date for each final capping event and the expected timing of each final capping event. The fair value of closure and post-closure obligations is

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Note 3	-	Landfill Accounting (Continued)

developed based on our estimates of the airspace consumed to date for the entire landfill and the expected timing of each closure and post-closure activity. Because these obligations are measured at estimated fair value using present value techniques, changes in the estimated cost or timing of future final capping, closure and post-closure activities could result in a material change in these liabilities, related assets and results of operations. We assess the appropriateness of the estimates used to develop our recorded balances annually, or more often if significant facts change.

Changes in inflation rates or the estimated costs, timing or extent of future final capping, closure and post-closure activities typically result in both (i) a current adjustment to the recorded liability and landfill asset and (ii) a change in liability and asset amounts to be recorded prospectively over either the remaining capacity of the related discrete final capping event or the remaining permitted and expansion airspace (as defined below) of the landfill. Any changes related to the capitalized and future cost of the landfill assets are then recognized in accordance with our amortization policy, which would generally result in amortization expense being recognized prospectively over the remaining capacity of the final capping event or the remaining permitted and expansion airspace of the landfill, as appropriate. Changes in such estimates associated with airspace that has been fully utilized result in an adjustment to the recorded liability and landfill assets with an immediate corresponding adjustment to landfill airspace amortization expense.

Interest accretion on final capping, closure and post-closure liabilities is recorded using the effective interest method and is recorded as final capping, closure and post-closure expense, which is included in “Operating” expenses within our Statements of Operations.

Amortization of landfill assets — The amortizable basis of a landfill includes (i) amounts previously expended and capitalized; (ii) capitalized landfill final capping, closure and post-closure costs; (iii) projections of future purchase and development costs required to develop the landfill site to its remaining permitted and expansion capacity and (iv) projected asset retirement costs related to landfill final capping, closure and post-closure activities.

Amortization is recorded on a units-of-consumption basis, applying expense as a rate per ton. The rate per ton is calculated by dividing each component of the amortizable basis of a landfill by the number of tons needed to fill the corresponding asset’s airspace.

We apply the following guidelines in determining a landfill’s remaining permitted and expansion airspace:

●
Remaining permitted airspace — Our engineers, in consultation with third-party engineering consultants and surveyors, are responsible for determining remaining permitted airspace at our landfills. The remaining permitted airspace is determined by an annual survey, which is used to compare the existing landfill topography to the expected final landfill topography.

●
Expansion airspace — We also include currently unpermitted expansion airspace in our estimate of remaining permitted and expansion airspace in certain circumstances. First, to include airspace associated with an expansion effort, we must generally expect the initial expansion permit application to be submitted within one year and the final expansion permit to be received within

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013
Note 3             -    Landfill Accounting (Continued)

five years. Second, we must believe that obtaining the expansion permit is likely, considering the following criteria:

o	Personnel are actively working on the expansion of an existing landfill, including efforts to obtain land use and local, state or provincial approvals;
o	We have a legal right to use or obtain land to be included in the expansion plan;
o	There are no significant known technical, legal, community, business, or political restrictions or similar issues that could negatively affect the success of such expansion; and
o	Financial analysis has been completed based on conceptual design, and the results demonstrate that the expansion meets Company criteria for investment.

For unpermitted airspace to be initially included in our estimate of remaining permitted and expansion airspace, the expansion effort must meet all of the criteria listed above. These criteria are evaluated by our field-based engineers, accountants, managers and others to identify potential obstacles to obtaining the permits. Once the unpermitted airspace is included, our policy provides that airspace may continue to be included in remaining permitted and expansion airspace even if certain of these criteria are no longer met as long as we continue to believe we will ultimately obtain the permit, based on the facts and circumstances of a specific landfill.

When we include the expansion airspace in our calculations of remaining permitted and expansion airspace, we also include the projected costs for development, as well as the projected asset retirement costs related to final capping, closure and post-closure of the expansion in the amortization basis of the landfill.

Once the remaining permitted and expansion airspace is determined in cubic yards, an airspace utilization factor (“AUF”) is established to calculate the remaining permitted and expansion capacity in tons. The AUF is established using the measured density obtained from previous annual surveys and is then adjusted to account for future settlement. The amount of settlement that is forecasted will take into account several site-specific factors including current and projected mix of waste type, initial and projected waste density, estimated number of years of life remaining, depth of underlying waste, anticipated access to moisture through precipitation or recirculation of landfill leachate, and operating practices. In addition, the initial selection of the AUF is subject to a subsequent multi-level review by our engineering group, and the AUF used is reviewed on a periodic basis and revised as necessary. Our historical experience generally indicates that the impact of settlement at a landfill is greater later in the life of the landfill when the waste placed at the landfill approaches its highest point under the permit requirements.

After determining the costs and remaining permitted and expansion capacity at each of our landfill, we determine the per ton rates that will be expensed as waste is received and deposited at the landfill by dividing the costs by the corresponding number of tons. We calculate per ton amortization rates for the landfill for assets associated with each final capping event, for assets related to closure and post-closure activities and for all other costs capitalized or to be capitalized in the future. These rates per ton are updated annually, or more often, as significant facts change.

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Note 3 -                 Landfill Accounting (Continued)

It is possible that actual results, including the amount of costs incurred, the timing of final capping, closure and post-closure activities, our airspace utilization or the success of our expansion efforts could ultimately turn out to be significantly different from our estimates and assumptions. To the extent that such estimates, or related assumptions, prove to be significantly different than actual results, lower profitability may be experienced due to higher amortization rates or higher expenses; or higher profitability may result if the opposite occurs. Most significantly, if it is determined that expansion capacity should no longer be considered in calculating the recoverability of a landfill asset, we may be required to recognize an asset impairment or incur significantly higher amortization expense. If at any time management makes the decision to abandon the expansion effort, the capitalized costs related to the expansion effort are expensed immediately.

Note 4	-	Concentrations

During the year ended December 31, 2014, one customer accounted for approximately 32% of the Company’s revenues. Two customers accounted for approximately 66% of the Company’s accounts receivable balance at December 31, 2014.

During the year ended December 31, 2013, one customer accounted for approximately 29% of the Company’s revenues. Two customers accounted for approximately 46% of the Company’s accounts receivable balance at December 31, 2013.

Note 5 -	Risks and Uncertainties

While there are no material pending legal proceedings to which the Company is a party, the Company is involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of business. In the opinion of the Company’s management, the resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Note 6 - Related Party Transactions

The Company had sales to an affiliate, Eagle Ridge Hauling Business, which involved the processing and disposal of non-hazardous solid waste. The amounts of sales to related parties were approximately $224,000 and $295,000 at December 31, 2014 and 2013, respectively.

Note 7 - Subsequent Events

In accordance with ASC 855, the Company has evaluated subsequent events through March 29, 2016, which is the date the financial statements were available to be issued and has determined that the following would be include as subsequent events.

Effective December 22, 2015, Meridian Land Company, LLC a wholly-owned subsidiary of Meridian Waste Solutions, Inc., purchased certain assets as of November 13, 2015. Pursuant to which Meridian Land purchased from Eagle Ridge Landfill, LLC (Eagle) a landfill located in Pike County, Missouri and certain of the assets, rights and properties related to such business of Eagle, including certain debts, in

EAGLE RIDGE LANDFILL, LLC
(A BUSINESS OF WCA WASTE CORPORATION)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Note 7 -    Subsequent Events (Continued)

exchange for $9,506,500, subject to a working capital adjustment. The Purchase Agreement contains typical representations, warranties and covenants.